Exhibit 3.13

NINTH AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KAYAK SOFTWARE CORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

KAYAK Software Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1): That the name of this corporation is KAYAK Software Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on January 14, 2004 under the name Travel Search Company, Inc.;

2): That the Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor;

3) That the Board of Directors of the Corporation directed that such amendment be submitted to the stockholders of the Corporation for their consent and approval and, in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law.

4) That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law, which resolutions and consent setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended to delete the number “13,000,000” appearing in Section B.5E of Article Fourth thereof and replacing such number with “13,431,815”.

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IN WITNESS WHEREOF, this Ninth Amendment to Amended and Restated Certificate of Incorporation has been executed by the undersigned this 8 day of May, 2012.

KAYAK SOFTWARE CORPORATION

/s/ Daniel Stephen Hafner
Name:	Daniel Stephen Hafner
Title:	Chief Executive Officer

[Signature Page to Ninth Amendment to Charter]